EXHIBIT 10.27

                          MANAGEMENT AND FEE AGREEMENT

THIS AGREEMENT made as of January 1, 1999

BETWEEN:

VIBRO-TECH INDUSTRIES LIMITED, a corporation subsisting under the laws of Hong Kong, having a place of business at Rooms 2001-4, Hang Seng Building, 7 Des Voeux Road Central, Hong Kong

                                 (the "Company")

AND:

VIBRO-TECH INDUSTRIES, INC., a body corporate subsisting under the laws of Delaware, with a place of business at Suite 201-11240 Bridgeport Road, Richmond, B.C. V6X IT2

                                    ("VTI")

WHEREAS:

A. The Company has been granted the right to sell Bearings in the Hong Kong Special Administrative Region of the People's Republic of China and Japan and to enter into agency arrangements, partnerships, companies and joint ventures with third parties for the sale of the Bearings;

B. VTI provides, and will continue to provide, management services and business opportunities to the Company; WITNESSES that the parties mutually covenant and agree as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.01 In this Agreement, including the recitals and schedules to this Agreement, unless the context otherwise requires:

Bearings means the isolated seismic rubber bearings purchased from Shantou or manufactured by either the Company or an affiliate of VTI for resale by the Company either on its own behalf or on behalf of, or through, third parties with which the Company or any affiliate of the Company has contracted.

HKSAR means the Hong Kong Special Administrative Region of the People's Republic of China.

People's Republic of China means the mainland of the People's Republic of China and does not include the HKSAR.

Shantou means Shantou Vibro-Tech Industrial and Development Co Ltd. of Long Yan Nan Road, Shantou City, Guangdong Province, 510405 China

Zhou Royalty means the amount paid from time to time to Dr. Fu Lin Zhou under an agreement dated January 1, 1999 between the Company and Dr. Fu Lin Zhou.

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1.02 This Agreement and all matters arising under this Agreement will be governed by, construed and enforced in accordance with the laws of the HKSAR and any proceeding commenced or maintained in connection with this Agreement will be so commenced and maintained in HKSAR to which jurisdiction the parties irrevocably attorn.

1.03 All amounts determined under, or referred to in, this Agreement will be in US dollars and if any conversion is necessary such conversion will be done at the rate or rates published by the Federal Reserve Bank, New York from time to time.

ARTICLE 2 ENGAGEMENT OF VTI FOR MANAGEMENT SERVICES

2.01 The Company engages VTI, on an exclusive basis, to provide to the Company management services on the terms and other conditions of this Agreement, including publicity, banking, accounting, development of sales opportunities, financing on terms to be determined by VTI, public relations and communications, advertisement and development, conduct of information seminars to advertise the quality and availability of the Bearings, negotiation and finalization of agency arrangements, partnerships, companies and joint ventures in the HKSAR and Japan and all other things necessary for the organization, conduct and financial success of the business of the Company.

ARTICLE 3 MANAGEMENT FEE

3.01 The Company will pay to VTI a fee from time to time of ten percent of the difference between:

(a) the amount received from the gross sales of Bearings or received by way of dividend or distribution from a partnership, company or joint venture that is selling Bearings, by the Company before payment of any income taxes; less

(b) the sum of the Zhou Royalty and any cost of insurance, shipping, freight or installation paid by the Company in connection with the sale of the Bearings.

3.03 If the tax laws of the HKSAR change in such a manner that the amount received annually by VTI is reduced, the parties will renegotiate section 3.01 with a view to maintaining the fee of the Company as if the tax laws had not adversely changed.

3.04 The management fee will be paid from time to time during the calendar year as the Company receives monies, directly or indirectly, from the sale of Bearings.

3.05 After the end of each calendar year commencing with 1999, the accounts of the Company related directly or indirectly to the sale of Bearings will be audited by the auditors of VTI, and the statement of operations, which will include the statement of gross sales for the year last completed less any costs of insurance, shipping, freight or installation paid by the Company will be furnished to VTI not later than April 30 in each year.

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3.06 VTI may within 45 days of receipt of such statements question the accuracy of such statements in writing and, failing such objection, the statements will be deemed to be correct and unimpeachable.

3.07 If the audited financial statements furnished under section 3.05 disclose any overpayment of management fee by the Company during the year, the amount of overpayment will be debited against future installments of the fee or will, if requested by the Company, be refunded by VTI forthwith.

3.08 If the audited financial statements furnished under section 3.05 disclose any underpayment of fee by the Company during the year, the deficiency will be paid forthwith to VTI.

3.09 Any dispute regarding the calculation of the amount of management fee to be paid to VTI will be determined conclusively by the auditors of VTI and the Company.

ARTICLE 4 REPRESENTATION, WARRANTY AND COVENANT OF THE COMPANY

4.01 The Company represents and warrants to, and covenants with, VTI that the Company has been granted the right to sell the Bearings in the HKSAR and Japan and may enter into agency arrangements, partnerships, companies, joint ventures or other forms of associations with third parties in such jurisdictions on such terms and conditions as they may from time to time agree for the sale of Bearings and for the establishment of facilities for the manufacture of Bearings on conditions acceptable to VTI

ARTICLE 5 TERMINATION OF AGREEMENT

5.01 This Agreement will terminate on the earlier of December 31, 2050 or:

(a) six months after the Company has failed to make a payment of management fee that it is required to make and VTI has accepted such breach; or

(b) if applicable, on the liquidation of the Company under the Foreign Investment Enterprises Liquidation Procedures of the People's Republic of China;

(c) if the Company should do any act which may result in the set over, assignment or transfer to a third party not designated by VTI of the functions to be performed by VTI under this Agreement;

(d) if the Company should become insolvent, make under applicable law an assignment for the benefit of its creditors or petition a court in bankruptcy for relief from its creditors or the appointment of a receiver, trustee or other such person to manage the affairs of the Company or liquidate the affairs of the Company for the benefit of its creditors; or

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(e) the time at which VTI determines that any of the Company or its legal representative is in breach of any condition in this Agreement.


ARTICLE 6 ARBITRATION

6.01 Except as provided in section 3.09 with respect to the calculation of the amount of management fee, all disputes under this Agreement will be settled by the parties by reference to a single arbitrator under the laws of the HKSAR agreed upon by the parties, or if not agreed upon within four weeks of either party giving notice of a dispute, then as designated by VTI.


ARTICLE 7 NO ASSIGNMENT

7.01 The Company may not agree with any third party, or undertake to agree with any third party, to set over, transfer or assign any of the functions performed or to be performed by VTI without the prior written consent of VTI, which consent may be unreasonably withheld.

ARTICLE 8 GENERAL PROVISIONS

8.01 Time is of the essence of the performance of every obligation under this Agreement, and no failure or lack of diligence by any party in proclaiming or seeking redress for any violation of, or insisting on strict performance of, any provision of this Agreement will prevent a subsequent violation of that provision, or of any other provision, from giving rise to any remedy that would be available if it were an original violation of that provision or another provision.

8.02 This Agreement will be binding upon and enure to the benefit of the respective heirs, executors, administrators and other legal representatives and, to the extent permitted hereunder, the respective successors and assigns, of the parties.

8.03 Unless otherwise provided herein, any notice, payment or other communication to a party under this Agreement may be made, given or served by delivery, telecopy or email and addressed as follows:

(a) if to VTI:

Vibro-Tech Industries, Inc.
201-11240 Bridgeport Road
Richmond, B.C.  V6X IT2

Attention: Mr. Jock Chong, President and Mr. William Chow, Chairman

Fax: 604-278-2712
Email: bjchong@idmail.com
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(b) if to the Company:

Vibro-Tech Industries Limited
Rooms 2001-4, Hang Seng Building
77 Des Voeux Road Central, HKSAR

Attention: Mr. Joe Chung

Tel/Fax: 011-852-2877-6608

8.04 Any notice, payment or other communication so delivered, telecopied or emailed will be deemed to have been given or served at the time of delivery or transmission by telecopy or email.

8.05 A party may by notice change its address for service.

8.06 This Agreement constitutes the entire agreement between the parties and supercedes all previous agreements or understandings between the parties in any way relating to its subject matter and neither has made any representations, inducements, warranties or promises concerning this Agreement or the matters referred to herein which are not embodied in this Agreement.

IN WITNESS WHERE OF this Agreement has been executed by the parties as at the date first above written.


VIBRO-TECH INDUSTRIES LIMITED



By: /s/ William Chow
Print Name: William Chow


VIBRO-TECH INDUSTRIES, INC.



By: /s/ Joe Chung
Print Name: Joe Chung